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                                                                     Exhibit 4.6

                    FIRST AMENDMENT TO THE RIGHTS AGREEMENT



     Pursuant to Section 27 of the Rights Agreement (the "Agreement") dated as of October 1, 1997, between P-Com, Inc., a Delaware corporation (the "Company"), and BankBoston, N.A., a national banking association (the "Rights Agent"), the Company and the Rights Agent hereby amend the Agreement as of October 5, 1998, as provided below.

     1. Certain Definitions. Section 1 of the Agreement shall be amended as follows:

         (1) The phrase "upon approval by a majority of the Continuing Directors (as such term is hereinafter defined)" shall be deleted from the definition of Acquiring Person.

         (2) The word "Continuing" in the fifth line of subsection (a)(iii) shall be replaced by the words "Board of;"

         (3) The phrase "upon the affirmative vote of a majority of the Continuing Directors" which appears in line fourteen of subsection c(ii) shall be deleted; and

         (4) The definition of Continuing Directors shall be deleted.

     2. Issue of Rights Certificates. Section 3(a) of the Agreement shall be amended by deleting the phrase "upon approval by a majority of the Continuing Directors" in the third line of the first paragraph.

     3.  Adjustment of Purchase Price, Number of Shares or Number of Rights.
Section 11 shall be amended as follows:

         (1) The word "Continuing" in the sixth line of subsection (a)(iii) shall be replaced with the words "Board of;" and

         (2) The phrase "upon approval by a majority of the Continuing Directors" which appears in the second paragraph of subsection (a)(ii), five times in subsection a(iv), in subsection (b), in subsection (c), in subsection
(d)(i), and in subsection (d)(ii) shall be deleted.

     4.  Consolidation, Merger or Sale or Transfer of Assets or Earning Power.
Section 13(d) shall be amended by deleting the phrase "upon approval by a majority of the Continuing Directors" in the eighth line of the paragraph.
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     5.  Fractional Rights and Fractional Shares.  Section 14(a) shall be amended by deleting the phrase "upon approval by a majority of the Continuing Directors" each time that it appears.

     6. Issuance of New Rights Certificates. Section 22 shall be amended by deleting the phrase "upon approval by a majority of the Continuing Directors" in the fourth and thirteenth lines of the paragraph.

     7.  Redemption and Termination.  Section 23 shall be amended as follows:

         (1) The word "Continuing" in the second line, the fifth line, and the tenth line of subsection (a) shall be replaced with the words "Board of;" and

         (2) The phrase "upon approval by a majority of the Continuing Directors" in the last line of subsection (a) shall be deleted.

     8.  Exchange. Section 24 shall be amended as follows:

         (1) The word "Continuing" in the second line of subsection (a) shall be replaced with the words "Board of;" and

         (2) The phrase "upon approval by a majority of the Continuing Directors" in the fifth line, the eleventh line, and the twentieth line of subsection (d) shall be deleted.

     9. Supplements and Amendments. Section 27 shall be amended by deleting the phrase "upon approval by a majority of the Continuing Directors" in the third line, the seventh line, and the twenty-third line of the paragraph.

     10. Determinations and Actions by the Board of Directors. Section 29 shall be amended as follows:

         (1) The phrase "(and, where specifically provided for herein only upon approval by a majority of the Continuing Directors)" in the sixth line shall be deleted;

         (2) The phrase "or the Continuing Directors" in the second to last line shall be deleted; and

         (3) The phrase "(or, where specifically provided for herein, upon approval by a majority of the Continuing Directors)" in the fifteenth line of the paragraph shall be deleted.

     11. Severability. Section 31 shall be amended by deleting the phrase "upon approval by a majority of the Continuing Directors" in the seventh line of the paragraph.

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          The undersigned officer of the Company, being an appropriate officer of the Company and authorized to do so by resolution of the Board of Directors of the Company dated as of October 5, 1998, hereby certifies to the Rights Agent that these amendments are in compliance with the terms of Section 27 of the Agreement.


                                        P-COM, INC.


                                        By:  /s/ Warren T. Lazarow
                                           ---------------------------
                                        Name:   Warren T. Lazarow
                                        Title:  Secretary


Acknowledged and Agreed:

BankBoston, N.A.,
as Rights Agent


By:  /s/ ANDREW TAPPE
   --------------------------------

     Name:  Andrew Tappe
          -------------------------

     Title: Senior Vice President
           ------------------------

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